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                                                                    EXHIBIT 99.1


                          [HOWARD HEDINGER LETTERHEAD]


                                 July 22, 1999


The Sirena Apparel Group, Inc.
2825 South Santa Fe Avenue
Vernon, CA 90058

I hereby resign as a director of The Sirena Apparel Group, Inc., (the Company) effective immediately. I also resign from any and all positions I may hold as an officer or member of any committee of the Company, effective immediately.

During recent weeks it has become apparent that the Company's views with respect to matters of corporate governance differ from my own. Counsel and consultants for the Company have undertaken to protect the interests of creditors and shareholders of the Company. Additionally, the Company has been unable or unwilling to perform with respect to certain of its contractual undertakings with American Industries, Inc., a company in which I am a substantial investor such that my own financial interests may differ from those of the Company. Under these circumstances, it is necessary for me to submit this resignation.


                                   Very truly yours,


                                   /s/ HOWARD H. HEDINGER
                                   ------------------------------------
                                   Howard H. Hedinger


cc: Robert E. Gooding, Jr., Esq.
    David A. Gill, Esq.
    Richard Matthews